As filed with the Securities and Exchange Commission on April 12, 1999
                                          Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                -----------------

                        MORGAN STANLEY DEAN WITTER & CO.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                 36-3145972
    (State or other jurisdiction       (I.R.S. Employer Identification Number)
  of incorporation or organization)

                                -----------------

                                 1585 Broadway
                            New York, New York 10036
                                 (212) 761-4000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                -----------------

                           Christine A. Edwards, Esq.
                     Executive Vice President , Chief Legal
                             Officer and Secretary
                        Morgan Stanley Dean Witter & Co.
                                 1585 Broadway
                            New York, New York 10036
                                 (212) 761-4000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                -----------------

                                With a Copy To:
                            Joseph W. Armbrust, Esq.
                                Brown & Wood LLP
                             One World Trade Center
                            New York, New York 10048
                                 (212) 839-5300

                                -----------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. \_\
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended ("Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. \X\
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. \_\
         If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. \_\
         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. \_\


                         Calculation of Registration Fee


                                                            Proposed Maximum         Proposed Maximum
 Title of Securities to be            Amount to be         Offering Price Per       Aggregate Offering           Amount of
         Registered                    Registered               Share(1)                   Price             Registration Fee
--------------------------------- ----------------------  ------------------------ ----------------------    ----------------

Common Stock, par                    217,251 shares             $ 102.16               $ 22,194,362               $ 6,170
value $.01 per share(2)


(1) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange, Inc. on April 5, 1999.

(2) This Registration Statement also covers the associated preferred stock purchase rights (the "Rights") issued pursuant to a Rights Agreement, dated as of April 25, 1995 and amended as of February 4, 1997, between the Registrant and The Chase Manhattan Bank (formerly Chemical Bank), as Rights Agent. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant's Common Stock.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.



PROSPECTUS (Subject to Completion, Dated April 12, 1999)



                        Morgan Stanley Dean Witter & Co.
                         217,251 SHARES OF COMMON STOCK


         All of the shares of our common stock being offered hereby are being sold by a current stockholder. None of our directors, executive officers or employees is selling shares in this offering, and neither we nor they will receive any proceeds from the sale of the shares.

         Our common stock is listed on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. under the trading symbol "MWD." On April 9, 1999, the closing price of our common stock as reported on the New York Stock Exchange was $111 1/2 per share.

         The selling stockholder, directly or through agents, brokers or dealers designated from time to time, may sell the shares of our common stock offered hereby from time to time, on terms to be determined at the time of sale. See "Plan of Distribution."

         We have agreed to bear all expenses of registration of our common stock offered hereby under federal and state securities laws.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




                           MORGAN STANLEY DEAN WITTER

________, 1999


                                TABLE OF CONTENTS

Where You Can Find More Information...................2     Selling Stockholder...................................5
Morgan Stanley Dean Witter & Co.......................3     Plan of Distribution..................................6
Use of Proceeds.......................................5     Legal Matters.........................................6
                                                            Experts...............................................6

         You should rely only on the information contained in this prospectus or any document incorporated by reference. We have not authorized any other person to provide you with different information. We are not making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

         In this prospectus, "Morgan Stanley Dean Witter," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co. and its consolidated subsidiaries.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a Website that contains reports, proxy statements and other information that we electronically file. The address of the SEC's Website is http://www.sec.gov.

         This prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

         Our common stock is listed on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. under the symbol "MWD". You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Exchange, Inc., 301 Pine Street, San Francisco, California 94104 or 233 South Beaudry Avenue, Los Angeles, California 90012.

         The SEC allows us to "incorporate by reference" much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

     o Annual Report on Form 10-K for the fiscal year ended November 30, 1998;

     o Current Reports on Form 8-K dated January 7, 1999, January 12, 1999 and March 25, 1999;

     o The description of our common stock contained in our Registration Statement on Form 10 filed with the SEC pursuant to Section 12 of the Exchange Act, on January 15, 1993, as amended by the description contained in our Forms 8 dated February 11, February 21 and February 22, 1993;

     o The description of our Shareholder Rights Plan contained in our Registration Statement on Form 8-A filed with the SEC pursuant to
          Section 12 of the Exchange Act on April 26, 1995, as amended by the Form 8-A/A dated May 4, 1995; and

     o The Amendment, dated February 4, 1997, to the Rights Agreement, dated as of April 25, 1995, between Morgan Stanley Dean Witter and The Chase Manhattan Bank (formerly Chemical Bank), as Rights Agent (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated February 4, 1997).

         You can request a copy of these documents, excluding exhibits, at no cost, by writing or telephoning us at the following address:

                           Morgan Stanley Dean Witter & Co.
                           1585 Broadway
                           New York, New York  10036
                           Attention:  Investor Relations
                           (212) 761-4000

                        MORGAN STANLEY DEAN WITTER & CO.

         Morgan Stanley Dean Witter is a preeminent global financial services firm that maintains leading market positions in each of our three primary businesses - securities, asset management and credit and transaction services. Morgan Stanley Dean Witter combines global strength in investment banking (including the origination of underwritten public offerings and in mergers and acquisitions advice) and institutional sales and trading with strength in providing investment and global asset management products and services and, primarily through its Discover(R) Card brand, quality consumer credit products.

         As of November 30, 1998, Morgan Stanley Dean Witter had the second largest financial advisor sales organization in the United States, with 11,238 professional financial advisors and 438 securities branch offices. Morgan Stanley Dean Witter also had one of the largest global asset management operations of any full-service securities firm, with total assets under management or supervision of $376 billion. In addition, based on its approximately 38 million general purpose credit card accounts as of November 30, 1998, Morgan Stanley Dean Witter was the nation's third largest credit card issuer as measured by number of accounts, with the largest proprietary merchant and cash access network in the United States.

         Morgan Stanley Dean Witter, through its subsidiaries, provides a wide range of financial and securities services on a global basis and provides credit and transaction services nationally. Its securities businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring, real estate, project finance and other corporate finance advisory activities; full-service brokerage services; research services; the trading of foreign exchange and commodities, as well as derivatives on a broad range of asset categories, rates and indices; and securities lending. Morgan Stanley Dean Witter's asset management businesses include providing global asset management advice and services to individual and institutional investors through a variety of product lines and brand names, including Morgan Stanley Dean Witter Advisors (formerly known as Dean Witter InterCapital), Van Kampen Investments, Morgan Stanley Dean Witter Investment Management and Miller Anderson & Sherrerd; and principal investment activities. Morgan Stanley Dean Witter's credit and transaction services businesses include the issuance of the Discover Card and other proprietary general purpose credit cards, the operation of the Discover/NOVUS(R) Network, a proprietary network of merchant and cash access locations, and direct-marketed activities such as the on-line securities services offered by Discover Brokerage Direct Inc. Morgan Stanley Dean Witter's products and services are provided to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals.

         Morgan Stanley Dean Witter conducts its business from its headquarters in New York City, its regional offices and branches throughout the United States, and its principal offices in London, Tokyo, Hong Kong and other financial centers throughout the world. At November 30, 1998, Morgan Stanley Dean Witter had 45,712 employees. None of Morgan Stanley Dean Witter's employees is covered by a collective bargaining agreement. Morgan Stanley Dean Witter is a combination of Dean Witter, Discover & Co. and Morgan Stanley Group Inc. and was formed in a merger of equals that was effected on May 31, 1997. Morgan Stanley Dean Witter was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924.

         Morgan Stanley Dean Witter's principal executive offices are located at 1585 Broadway, New York, New York 10036, and its telephone is 212-761-4000.

                                 USE OF PROCEEDS

         The common stock is being offered by the selling stockholder for its own account. See "Selling Stockholder" below. We will not receive any proceeds from the sale of our common stock, but will bear certain of the expenses thereof. See "Plan of Distribution" below.

                               SELLING STOCKHOLDER

         The selling stockholder is American International Group, Inc. On March 25, 1999, pursuant to an agreement (the "Purchase Agreement"), Morgan Stanley Dean Witter acquired from AIG Capital Partners, Inc. and AIG Asset Management Services Inc., subsidiaries of the selling stockholder (the "AIG Subsidiaries"), and certain other sellers all of the issued and outstanding capital stock of AB Asesores CFMB, S.A. and AB Red, S.A., and their respective subsidiaries (collectively, the "AB Companies"). The AB Companies, based in Madrid, Spain, are engaged in the financial services business in Spain. As part of the consideration for the purchase of the AB Companies, Morgan Stanley Dean Witter paid to the AIG Subsidiaries the shares of common stock being offered hereby. The selling stockholder acquired the shares of common stock offered hereby from the AIG Subsidiaries.

         This prospectus and any prospectus supplement covers the offer and sale by the selling stockholder of the common stock offered hereby. Our registration of the common stock held by the selling stockholder does not necessarily mean that the selling stockholder will sell all or any of the shares offered hereby. To the knowledge of Morgan Stanley Dean Witter, neither the selling stockholder nor any of its officers or directors have held any position or office with Morgan Stanley Dean Witter or, except for business relationships in the ordinary course of business, had any material relationships with Morgan Stanley Dean Witter within the past three years prior to the closing of the acquisition of the AB Companies. Set forth below are (i) the name of the selling stockholder,
(ii) the number of shares of common stock it beneficially owned prior to the offering, (iii) the number of shares that may be offered and sold by or on its behalf and (iv) the amount of common stock to be owned by it upon the completion of the offering if all shares offered are sold.

                                                                Beneficial Ownership of Our Common Stock
                                                          Before                                        After
Selling Stockholders                                    Offering(1)            Offered(2)            Offering(2)
--------------------                                    -----------            ----------            -----------

American International Group, Inc.............           343,812(3)              217,251              126,561(3)


---------------
(1) In each case, less than 1% of shares outstanding based upon 570,589,670 shares of our common stock outstanding as of February 28, 1999.
(2) Because the selling stockholder may sell pursuant to this prospectus all or only a portion of our common stock offered hereby, no estimate can be given as to the amount of our common stock that will be owned by it upon termination of this offering. For purposes of this table, it has been assumed that the selling stockholder will sell all of its offered shares.
(3) Includes 105,121 shares of our common stock received as consideration by AIG Capital Partners, Inc. in connection with the acquisition of the AB Companies subject to a two year sale restriction. Pursuant to the terms of the Purchase Agreement, such shares cannot be sold prior to March 25, 2001 and are not being offered hereby. Also includes an additional 21,440 shares of our common stock owned by subsidiaries of the selling stockholder other than the AIG
Subsidiaries which are also not being offered hereby.


                              PLAN OF DISTRIBUTION

         The common stock offered by this prospectus may be offered by the selling stockholder, directly or indirectly, from time to time in one or more transactions which may be effected in any legally available manner, including without limitation on the New York Stock Exchange or the Pacific Exchange, in negotiated transactions, on terms to be determined at the time of sale, at fixed prices which may be changed, at prices related to prevailing market prices or at negotiated prices. The selling stockholder may also distribute common stock to charities. The selling stockholder may effect such transactions by selling common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of common stock for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In addition, any shares of the common stock which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") may be sold under Rule 144 rather than pursuant to this prospectus.

         The selling stockholder, and any agent or broker-dealers that participate with the selling stockholder in the distribution of the common stock offered hereby, may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts or commissions received by them and any profit on their resale of common stock may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder will pay the commissions and discounts of underwriters, broker-dealers or agents, if any, incurred in connection with the sale of the shares of common stock.

         Under the securities laws of certain states, the common stock offered hereby may be sold in such states only through registered or licensed brokers or dealers.

         We will pay all of the expenses incident to the registration, offering and sale of the common stock offered hereby other than commissions, fees and discounts of underwriters, brokers, dealers and agents (which will be described in an applicable prospectus supplement to the extent required). Such fees are expected to be approximately $45,000.

                                  LEGAL MATTERS

         Brown & Wood LLP will pass upon the validity of the offered shares of common stock (including related rights under our Shareholder Rights Plan).

                                     EXPERTS

         The consolidated financial statements and financial statement schedules of Morgan Stanley Dean Witter and its subsidiaries, at fiscal years ended November 30, 1998 and 1997 and for each of the three fiscal years in the period ended November 30, 1998 included in and incorporated by reference in Morgan Stanley Dean Witter's Annual Report on Form 10-K for the fiscal year ended November 30, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports thereon and incorporated herein by reference (which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for a change in the method of accounting for certain offering costs of closed-end funds). The financial statements and financial statement schedule of Morgan Stanley Group Inc. for the year ended November 30, 1996 have been audited by Ernst & Young LLP, independent auditors, as stated in their report and relied upon by Deloitte & Touche LLP in their reports that we incorporate by reference. These consolidated financial statements have been incorporated by reference in reliance upon the respective reports given upon the authority of these firms as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses to be borne by Morgan Stanley Dean Witter & Co. (the "Company") in connection with the issuance and distribution of the securities being registered are estimated as follows:

SEC Registration Fee................................                $  6,170
Legal Fees and Expenses.............................                  10,000
Accounting Fees and Expenses........................                  10,000
Printing Expenses...................................                   5,000
Transfer Agent and Registrar Fees...................                   5,000
Miscellaneous Expenses..............................                   8,830
                                                                      ------

          Total.....................................                $ 45,000
                                                                      ======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VIII of the Amended and Restated Certificate of Incorporation of the Company ("Certificate of Incorporation") and Section 6.07 of the Amended and Restated By-Laws of the Company ("By-Laws"), each as amended to date, provide for the indemnification of the Company's directors and officers. The Certificate of Incorporation provides that any person who is a director or officer of the Company shall be indemnified by the Company to the fullest extent permitted from time to time by applicable law. In addition, the By-Laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Company or a director or elected officer of a corporation a majority of the capital stock (other than directors' qualifying shares) of which is owned directly or indirectly by the Company (a "Subsidiary") shall be indemnified by the Company to the fullest extent permitted by applicable law. The right to indemnification under the By-Laws includes the right to be paid the expenses incurred in defending a proceeding in advance of its final disposition upon receipt (unless the Company upon authorization of the Board of Directors waives said requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company.

         The Company's By-Laws also provide that the Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Company or a Subsidiary and to any person who is or was serving at the request of the Company or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of the Company or a Subsidiary, to the same extent as the By-Laws provide with respect to indemnification of, and advancement of expenses for, directors and officers of the Company.

         Under the By-Laws, the Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, member, employee or agent of the Company or a Subsidiary, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss whether or not the Company or a Subsidiary would have the power to indemnify that person against that expense, liability or loss under the provisions of applicable law.

         The Company has in effect insurance policies in the amount of $125 million for general officers' and directors' liability insurance and $25 million for fiduciary liability insurance covering all of the Company's directors and officers in some of the instances where by law they may not be indemnified by the Company.

ITEM 16. EXHIBITS.

4.1 Amended and Restated Certificate of Incorporation, as amended. Filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998 and incorporated herein by reference.
4.2        Certificate of Elimination of the Company's 7.80% Cumulative
           Preferred Stock.
4.3        Certificate of Elimination of the Company's 7.82% Cumulative
           Preferred Stock.
4.4 By-Laws, as amended to date. Filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998 and incorporated herein by reference.
4.5 Rights Agreement, dated as of April 25, 1995, between Dean Witter, Discover & Co. and Chemical Bank, as Rights Agent, which includes as Exhibit B thereto the form of Rights Certificate, incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated April 26, 1995.
4.6 Amendment, dated February 4, 1997 to the Rights Agreement, dated as of April 25, 1995, between the Company and The Chase Manhattan Bank (formerly Chemical Bank), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated February 4, 1997.
5.1        Opinion of Brown & Wood LLP.
23.1       Consent of Deloitte & Touche LLP.
23.2       Consent of Ernst & Young LLP.
23.3       Consent of Brown & Wood LLP
           (included as part of Exhibit 5.1).
24.1       Powers of Attorney (included in Part II of the Registration
           Statement under the caption "Signatures").

ITEM 17. UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 12th day of April, 1999.

                                        MORGAN STANLEY DEAN WITTER & CO.

                                        By:/s/ Phillip J. Purcell
                                           ------------------------------------
                                           Name:   Phillip J. Purcell
                                           Title:  Chairman of the Board and
                                                   Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Christine A. Edwards, Robert G. Scott, Ronald T. Carman, Ralph L. Pellecchio, Martin M. Cohen and William J. O'Shaughnessy, Jr., and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on this 12th day of April, 1999.


           SIGNATURES                                     TITLE

     /s/ Phillip J. Purcell                       Chairman of the Board
  ----------------------------                 and Chief Executive Officer
       Phillip J. Purcell

        /s/ John J. Mack                    President, Chief Operating Officer
  ----------------------------                         and Director
          John J. Mack

      /s/ Robert G. Scott                        Executive Vice President
  ----------------------------                  and Chief Financial Officer
        Robert G. Scott                        (Principal Financial Officer)

        /s/ Joanne Pace                                 Controller
  ----------------------------                 (Principal Accounting Officer)
          Joanne Pace

      /s/ Robert P. Bauman                               Director
  ----------------------------
        Robert P. Bauman

     /s/ Edward A. Brennan                               Director
  ----------------------------
       Edward A. Brennan

      /s/ Diana D. Brooks                                Director
  ----------------------------
        Diana D. Brooks

      /s/ Daniel B. Burke                                Director
  ----------------------------
        Daniel B. Burke

      /s/ C. Robert Kidder                               Director
  ----------------------------
      C. Robert Kidder

     /s/ Charles F. Knight                               Director
  ----------------------------
       Charles F. Knight

       /s/ Miles L. Marsh                                Director
  ----------------------------
         Miles L. Marsh

      /s/ Michael A. Miles                               Director
  ----------------------------
        Michael A. Miles

      /s/ Allen E. Murray                                Director
  ----------------------------
        Allen E. Murray

   /s/ Clarence B. Rogers, Jr.                           Director
  ----------------------------
    Clarence B. Rogers, Jr.

    /s/ Laura D'Andrea Tyson                             Director
  ----------------------------
      Laura D'Andrea Tyson

                                  EXHIBIT INDEX

4.1 Amended and Restated Certificate of Incorporation, as amended. Filed as Exhibit 3.1 to Morgan Stanley Dean Witter's Annual Report on Form 10-K for the fiscal year ended November 30, 1998 and incorporated herein by reference.
4.2        Certificate of Elimination of the Company's 7.80% Cumulative
           Preferred Stock.
4.3        Certificate of Elimination of the Company's 7.82% Cumulative
           Preferred Stock.
4.4 By-Laws, as amended to date. Filed as Exhibit 3.2 to Morgan Stanley Dean Witter's Annual Report on Form 10-K for the fiscal year ended November 30, 1998 and incorporated herein by reference.
4.5 Rights Agreement, dated as of April 25, 1995, between Dean Witter, Discover & Co. and Chemical Bank, as Rights Agent, which includes as Exhibit B thereto the form of Rights Certificate, incorporated herein by reference to Exhibit 1 to Morgan Stanley Dean Witter's Registration Statement on Form 8-A dated April 26, 1995.
4.6 Amendment, dated February 4, 1997 to the Rights Agreement, dated as of April 25, 1995, between the Company and The Chase Manhattan Bank (formerly Chemical Bank), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated February 4, 1997.
5.1        Opinion of Brown & Wood LLP.
23.1       Consent of Deloitte & Touche LLP.
23.2       Consent of Ernst & Young LLP.
23.3       Consent of Brown & Wood LLP
           (included as part of Exhibit 5.1).
24.1 Powers of Attorney (included in Part II of the Registration Statement under the caption "Signatures").

                                                                     Exhibit 4.2


                           CERTIFICATE OF ELIMINATION
                                     OF THE
                        7.80% CUMULATIVE PREFERRED STOCK
                             ($200.00 Stated Value)
                       OF MORGAN STANLEY DEAN WITTER & CO.

                       (PURSUANT TO SECTION 151(g) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)



         Morgan Stanley Dean Witter & Co., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), certifies as follows:

         FIRST: The Corporation's Amended and Restated Certificate of Corporation authorizes the issuance of 1,150,000 shares of a series of Preferred Stock designated 7.80% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the "7.80% Preferred Stock").

         SECOND: Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "DGCL"), the Preferred Stock Financing Committee of the Board of Directors of the Corporation adopted the following resolutions:

                  RESOLVED FURTHER, that none of the authorized shares of the 7.80% Preferred Stock are outstanding and none of the authorized shares of such series of Preferred Stock will be issued; and

                  RESOLVED FURTHER, that any officer of the Corporation is authorized and directed to execute a Certificate of Elimination as provided by Section 151(g) of the DGCL in accordance with Section 103 of the DGCL, substantially in the form attached as Exhibit A, with such changes therein as the officer executing the same may approve and as are permitted by the DGCL to be made by such officer, such approval to be conclusively evidenced by such officer's execution of such Certificate of Elimination, and to file the same forthwith in the Office of the Secretary of State of the State of Delaware, and when such Certificate of Elimination becomes effective, all references to the 7.80% Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation shall be eliminated and the shares of 7.80% Preferred Stock shall resume the status of authorized and unissued shares of Preferred Stock of the Corporation, without designation as to series.

         THIRD: Pursuant to the provisions of Section 151(g) of the DGCL, all references to 7.80% Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation hereby are eliminated, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Martin M. Cohen, its Assistant Secretary, this 2nd day of March, 1999.



                        MORGAN STANLEY DEAN WITTER & CO.



                              By                 /s/ Martin M. Cohen
                                      ----------------------------------------
                              Name:   Martin M. Cohen
                              Title:  Assistant Secretary

                                                                    Exhibit 4.3


                           CERTIFICATE OF ELIMINATION
                                     OF THE
                        7.82% CUMULATIVE PREFERRED STOCK
                             ($200.00 Stated Value)
                       OF MORGAN STANLEY DEAN WITTER & CO.

                       (PURSUANT TO SECTION 151(g) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)



         Morgan Stanley Dean Witter & Co., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), certifies as follows:

         FIRST: The Corporation's Amended and Restated Certificate of Corporation authorizes the issuance of 611,238 shares of a series of Preferred Stock designated 7.82% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the "7.82% Preferred Stock").

         SECOND: Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "DGCL"), the Preferred Stock Financing Committee of the Board of Directors of the Corporation adopted the following resolutions:

                  RESOLVED FURTHER, that none of the authorized shares of the 7.82% Preferred Stock are outstanding and none of the authorized shares of such series of Preferred Stock will be issued; and

                  RESOLVED FURTHER, that any officer of the Corporation is authorized and directed to execute a Certificate of Elimination as provided by Section 151(g) of the DGCL in accordance with Section 103 of the DGCL, substantially in the form attached as Exhibit A, with such changes therein as the officer executing the same may approve and as are permitted by the DGCL to be made by such officer, such approval to be conclusively evidenced by such officer's execution of such Certificate of Elimination, and to file the same forthwith in the Office of the Secretary of State of the State of Delaware, and when such Certificate of Elimination becomes effective, all references to the 7.82% Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation shall be eliminated and the shares of 7.82% Preferred Stock shall resume the status of authorized and unissued shares of Preferred Stock of the Corporation, without designation as to series.

         THIRD: Pursuant to the provisions of Section 151(g) of the DGCL, all references to 7.82% Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation hereby are eliminated, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Martin M. Cohen, its Assistant Secretary, this 2nd day of March, 1999.



                        MORGAN STANLEY DEAN WITTER & CO.



                                     By              /s/ Martin M. Cohen
                                             ----------------------------------
                                     Name:   Martin M. Cohen
                                     Title:  Assistant Secretary

                                                                    Exhibit 5.1


                          [Brown & Wood LLP letterhead]



                                 April 12, 1999

Morgan Stanley Dean Witter & Co.
1585 Broadway
New York, NY  10036
Ladies and Gentlemen:

         We are special counsel to Morgan Stanley Dean Witter & Co., a Delaware corporation (the "Company"), in connection with the proposed offering by a stockholder of the Company (the "Selling Stockholder") of an aggregate of 217,251 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), and the associated preferred stock purchase rights that accompany the Shares ("Rights").

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement on Form S-3 relating to the Shares and the Rights to be filed with the Securities and Exchange Commission under the Securities Act (together with all exhibits thereto, the "Registration Statement"), (ii) the Amended and Restated Certificate of Incorporation of the Company as currently in effect, (iii) the Amended and Restated By-laws of the Company as currently in effect, (iv) specimens of the certificates to be used to represent the Shares and (v) resolutions of the Board of Directors of the Company relating to the authorization of the issuance of the Shares and the Rights and the filing of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that:

         1. The Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         2. The Rights have been duly authorized by all necessary corporate action of the Company and are validly issued.

         We are not expressing an opinion with respect to any laws other than the laws of the United States and the State of New York and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to the use of our firm name under the caption "Legal Matters" therein.

                                                   Very truly yours,

                                                   /s/ Brown & Wood LLP

                                                                  Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (related to 217,251 shares of common stock and the associated preferred stock purchase rights) of our reports dated January 22, 1999 (which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for a change in the method of accounting for certain offering costs of closed-end funds), appearing in and incorporated by reference in the Annual Report on Form 10-K of the Registrant for the fiscal year ended November 30, 1998 (which makes reference to the audit of Morgan Stanley Group Inc. for the fiscal year ended November 30, 1996 by other auditors), and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP
New York, New York
April 12, 1999

                                                                   Exhibit 23.3

                         Consent of Independent Auditors

         We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of Morgan Stanley Dean Witter & Co. (the "Company") for the registration of 217,251 shares of the Company's Common Stock, par value $0.01 per share, and to the incorporation by reference therein of our report dated May 27, 1997 with respect to the consolidated financial statements and financial statement schedule of Morgan Stanley Group Inc. for the fiscal year ended November 30, 1996, included in the Company's Form 10-K for the fiscal year ended November 30, 1998, filed with the Securities and Exchange Commission.


                                                              ERNST & YOUNG LLP


New York, New York
April 12, 1999